 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 14, 2006

NATIONAL INVESTMENT MANAGERS INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-51252	59-2091510
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Third Avenue, 14th Floor
New York, NY 10022
(Address of principal executive offices) (Zip Code)

(212) 355-5174
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

On March 14, 2006, National Investment Managers Inc. (the “Company”) entered into an employment agreement with Steven Ross, the Company’s Chief Executive Officer. The effective date of the employment agreement was March 1, 2006 and it provides for a term of one year and annual compensation in the amount of $250,000. Mr. Ross will be eligible to receive an annual bonus and reimbursement in an amount not to exceed $2,000 for rent actually paid for an office in Newport, California. Mr. Ross was also granted an option to purchase 300,000 shares of our common stock that will vest on the one year anniversary of the employment agreement and are exercisable for a period of five years at $1.00 per share.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

Not applicable

(b)  Pro forma financial information.

Not applicable

(c) Index of Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated March 14, 2006 by and between Steven Ross and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL INVESTMENT MANAGERS INC.

By:  /s/ Leonard Neuhaus
Name:  Leonard Neuhaus
Title:  Chief Operating and Financial Officer
Date:  March 16, 2006